                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement
of ASARCO Incorporated on Form S-3 (File No.        ) of our report dated
January 25, 1994 on our audits of the consolidated financial statements and financial statement schedules of ASARCO Incorporated as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992, and 1991. We also consent to the reference to our firm under the caption "Experts."

                                                        Coopers & Lybrand L.L.P.

New York, NY
October 12, 1994